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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)  August 25, 1994



                              BROWN GROUP, INC.
            (Exact name of registrant as specified in its charter)



                                    New York
         (State or other jurisdiction of incorporation or organization)


        1-2191                                     43-0197190
(Commission File Number)               (IRS Employer Identification Number)


          8300 Maryland Avenue
          St. Louis, Missouri                         63105
(Address of principal executive offices)            (Zip Code)



                                       (314) 854-4000
                      (Registrant's telephone number, including area code)




                                  NOT APPLICABLE
               (Former name, former address and former fiscal year,
                if changed since last report)







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Item 5.   Other Events

          On August 25, 1994, Brown Group, Inc. announced an agreement to sell the net assets of its Cloth World chain of fabric stores to Fabri-Centers of America, Inc. for $62 million in cash, subject to final balance sheet adjustments. The Company does not anticipate any significant gain or loss from the sale. Cloth World operates 343 stores selling fabrics and sewing accessories. It was acquired by Brown Group in 1970 when it had 14 stores. The transaction is expected to be completed in early October.

          Cloth World had sales of $224.1 million in fiscal 1993 and $103.5 million in the first six months of fiscal 1994. Cloth World had operating profit of $3.9 million in fiscal 1993 and $1.1 million in the first six months of fiscal 1994.



                              SIGNATURE

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              BROWN GROUP, INC.
                              (Registrant)



                              By /s/ H. E. Rich
                                 Executive Vice President and
                                 Chief Financial Officer



Date:  September 1, 1994




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